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                                                                    Exhibit 4(b)

                            STOCK OPTION AGREEMENT
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     This STOCK OPTION AGREEMENT is made as of EFFECTIVE DATE, between The
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Netplex Systems, Inc., a Delaware corporation with its principal offices at 1800
Robert Fulton Drive, Suite 250, Reston, VA 20191 ("NETPLEX"), and EMPLOYEE NAME,
                                                                  -------------
an employee of NETPLEX (the "EMPLOYEE").

     WHEREAS, NETPLEX desires, by affording EMPLOYEE an opportunity to purchase shares of its common stock, $.001 par value, (the "SHARES"), to carry out the purpose of its 2001 Netplex Systems, Inc. Incentive and Nonqualified Stock Option Plan (the "PLAN"); and

     WHEREAS, in accordance with the terms and conditions of the PLAN, the Board of Directors of NETPLEX has appointed a committee to administer the PLAN and the Committee has designated EMPLOYEE as a recipient of certain stock options.

     NOW, THEREFORE, in consideration of the mutual covenants set forth below and for other good and valuable consideration, NETPLEX and EMPLOYEE agree as follows:

  1.  Grant of Option.  NETPLEX hereby irrevocably grants to EMPLOYEE the right
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      and option (the "OPTION"), to purchase all or any part of an aggregate of
      #Shares SHARES, subject to adjustment as provided in Paragraph 12 below,
      -------
      on the terms and conditions set forth herein. It is intended that the OPTION granted herein shall constitute an Incentive Stock Option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "CODE").

  2.  Purchase Price.  The purchase price of the common stock subject to the
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      OPTION shall be $Dollars per share.
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  3.  Term of Option.  The term of the OPTION shall be for a period of ten (10)
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      years from the date of this Agreement.

  4.  Exercisability.  Unless waived by the Committee in accordance with the
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      provisions of the PLAN, the OPTIONS shall be exercisable as follows: up to one-third of the aggregate number of SHARES purchasable under the OPTION shall be exercisable commencing as of one year after the date of this Agreement, an additional one-third shall be exercisable commencing two years after the date of this Agreement, and the balance shall be exercisable commencing three years after the date of this Agreement.

  5.  Method of Exercise.  This OPTION may be exercised in whole or in part by
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      giving written notice to the Corporation at its principal place of business and addressed to its Chief Executive Officer, specifying the number of SHARES to be purchased, accompanied by payment in full of the purchase price, in cash, by check or such other instrument as may be acceptable to the Committee.

  6.  Non-transferability.  The OPTION may not be transferred and may be
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      exercised solely by EMPLOYEE during his or her lifetime or after his or her death by the person or persons entitled thereto under his or her will or by the laws of descent and distribution. Any
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      attempt to transfer, assign, pledge, hypothecate or otherwise dispose of, or to subject to execution, attachment or similar process, an OPTION granted herein contrary to the provisions hereof shall be ineffective and shall give no rights to the purported transferee.

  7.  Termination by Death.  If  EMPLOYEE's employment with NETPLEX terminates
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      by reason of death, this OPTION may thereafter be immediately exercised, to the extent then exercisable (or on such accelerated basis as the Committee may determine) by the legal representative of EMPLOYEE for a period of one (1) year from the date of such death or until the expiration of the term of any OPTION granted herein, whichever period is shorter.

  8.  Termination by Disability.  If EMPLOYEE's employment with NETPLEX
      -------------------------
      terminates by reason of total or permanent disability as determined under NETPLEX's long term disability policy, any OPTION granted herein may thereafter be exercised, to the extent then exercisable (or on such accelerated basis as the Committee may determine), for a period of one (1) year from the date of such termination, or the expiration of the term of this OPTION, whichever period is shorter; provided, however, that if EMPLOYEE dies within such one-year period, any unexercised OPTION granted herein shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of one year from the date of such death or for the stated term of the OPTION, whichever period is shorter.

  9.  Termination by Retirement.  If the EMPLOYEE's employment with NETPLEX
      -------------------------
      terminates by reason of Normal or Early Retirement (as such terms are defined below), any OPTION held by EMPLOYEE may thereafter be exercised to the extent it was exercisable at the time of such Retirement (as defined below) (or on such accelerated basis as the Committee may hereafter determine), but may not be exercised after three months from the date of such termination of employment or the expiration of the term of such OPTION, whichever period is shorter; provided, however, that if EMPLOYEE dies within such three-month period, any unexercised OPTION granted herein shall thereafter be exercisable to the extent it was exercisable at the time of death for a period on one (1) year from the date of such death or for the stated term of the OPTION, whichever period is shorter.

          For the purposes of this Paragraph 9, Normal Retirement shall mean retirement from active employment with NETPLEX on or after the normal retirement date specified in NETPLEX's pension plan, or if no such pension plan, age 65. Early Retirement shall mean retirement from active employment with NETPLEX pursuant to the early retirement provisions of NETPLEX's pension plan, or if no such pension plan, age
          55.  Retirement shall mean Normal or Early Retirement.

  10. Other Termination.  If  EMPLOYEE's employment with NETPLEX terminates for
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      any reason other than death, Disability or Retirement, any OPTION granted herein shall terminate, except that the exercisable portion of any OPTION which was exercisable on the date of such termination of Employment may be exercised for the lesser of thirty days from the date of termination or the balance of the OPTION's term if EMPLOYEE's employment with NETPLEX is involuntarily terminated by NETPLEX without Cause. Cause shall mean a felony conviction or the failure of the EMPLOYEE to contest prosecution of a felony, or the EMPLOYEE's willful misconduct or dishonesty, any of which is harmful to the business or reputation of NETPLEX.
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  11. Transfer of Incentive Option Shares.  If EMPLOYEE makes a disposition,
      -----------------------------------
      within the meaning of Section 424c of the CODE and regulations promulgated thereunder, of any SHARES issued to the EMPLOYEE pursuant to his or her exercise of any Incentive Option granted herein within two (2) years of the date of this Agreement or within one(1) year of the date of transfer of such SHARES to EMPLOYEE pursuant to the exercise of such Incentive Option, EMPLOYEE will within ten (10) days of such disposition, notify NETPLEX thereof and immediately deliver to NETPLEX any amount of federal, state or local income tax withholding required by law.

  12. Changes In Capital Structure of NETPLEX.  In the event of any merger,
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      reorganization, stock dividend or other change in corporate structure affecting the SHARES, an appropriate and equitable adjustment shall be made in the number and kind of shares reserved for issuance under the PLAN and in the number and option price of shares subject to outstanding options granted under the PLAN, to the end that after such event EMPLOYEE's proportionate interest shall be maintained as immediately before the occurrence of such event.

  13. Amendment.  The terms and conditions of this Agreement and any OPTION
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      granted hereunder may be amended by NETPLEX or the Committee, provided that no such amendment shall impair the rights of EMPLOYEE without his or her consent.

  14. Inconsistency with Plan.  In the event of any inconsistency between the
      -----------------------
      provisions of this Agreement and the provisions of the PLAN, the provisions of the PLAN shall govern and be binding.

  15. Employment.  This Agreement shall not confer upon EMPLOYEE any right to
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      continued employment (or in case EMPLOYEE is a director, to continued
      retention as a director) with NETPLEX, nor shall it interfere in any way with the right of NETPLEX to terminate the employment of EMPLOYEE.


THE NETPLEX SYSTEMS, INC.                         EMPLOYEE NAME
                                                  -------------


By:____________________________         ____________________________
     Gene F. Zaino
     Chairman and CEO